Filed pursuant to Rule 424(b)(5)
Registration No. 333-261955

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 13, 2022)

$10,000,000 Aggregate Principal Amount of Senior Secured Convertible Notes

2,000,000 Shares of Common Stock Underlying the Senior Secured Convertible Notes (or up to 4,831,000 Shares Assuming All Amortization Payments Are Made in Common Stock)

Warrants to Purchase 500,000 Shares of Common Stock

500,000 Shares of Common Stock Underlying the Warrants to Purchase Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, Arcimoto, Inc. (the “Company,” “we,” “us,” or “our”) is offering $10,000,000 aggregate principal amount of our senior secured convertible notes (“Notes”), which Notes are convertible into shares of our common stock, no par value per share (“Common Stock”), under certain conditions more fully described below, and warrants (“Warrants”) to purchase up to 500,000 shares of our Common Stock. The Notes and Warrants are being sold pursuant to the terms of a Securities Purchase Agreement, dated August 31, 2022, between us and an accredited institutional investor in connection with this offering. The Notes and Warrants are immediately separable and will be issued separately, but will be purchased together as a single unit in this offering.

The Notes have an original issue discount of six percent (6%) resulting in gross proceeds to the Company of $9,400,000. The Notes will mature on September 1, 2024 (the “Maturity Date”) unless earlier converted or redeemed, subject to the right of the investors to extend the date under certain circumstances. The Notes bear an interest rate of 6.0% per annum. We will make monthly payments on the first trading day of each month commencing on October 1, 2022 through the maturity date, payable in cash or shares of Common Stock. If we elect to pay in cash, the principal due will include a 10% premium, plus accrued and unpaid interest and any late charges on the Notes. If we elect to pay in Common Stock, the Common Stock for purposes of the monthly amortization will be valued at 92% of the average of the five lowest daily volume-weighted average closing prices over the ten trading days prior to the amortization, subject to a maximum price of $5 per share. The purchaser of the Notes has the option to defer individual amortization payments to a later date, as well as, in the case of stock, accelerate four months of amortization payments per due date. All amounts due under the Notes are convertible at any time, in whole or in part, at the holder’s option, into our Common Stock at the initial conversion price of $5.00, which conversion price is subject to certain adjustments, except that a holder will not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 4.99% of our Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments. If an event of default occurs, a holder may convert all, or any part of, the principal amount of a Note and all accrued and unpaid interest and late charge at an alternate conversion price, as described herein. Subject to certain conditions, we have the right to redeem all or a portion of the remaining principal amount of the Notes and all accrued and unpaid interest and late charges in cash at a price equal to 110% of the amount being redeemed.

This prospectus supplement also covers up to 2,000,000 shares of Common Stock issuable from time to time upon conversion under the Notes at a price of $5.00 per share, as well as 2,831,000 shares of Common Stock issuable assuming that all monthly installment payments are made in Common Stock. To obtain the number of shares of Common Stock issuable assuming all installment payments are made in Common Stock, we assumed a stock value of $2.07 per share, which is 92% of the last reported sale price of our Common Stock of $2.25 per share on August 30, 2022.

The Warrants will expire on the five-year anniversary of the date six months and one day after the issuance of the Warrants, which we refer to herein as the “Initial Exercisability Date,” and are exercisable at $10.00 per share to purchase one share of our Common Stock.

In addition, this prospectus supplement covers up to 500,000 shares of Common Stock issuable from time to time upon exercise of the Warrants.

We intend to use the net proceeds received from the sale of the Notes in this offering for working capital and general corporate purposes. We expect to use the net proceeds from the exercise of the Warrants for working capital and general corporate purposes. We will not receive any additional proceeds if and when the Notes are converted into shares of our Common Stock.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “FUV.” On August 30, 2022, the last reported sales price of our Common Stock was $2.25 per share. There is no established public trading market for the Notes or the Warrants and we do not expect any such market to develop. In addition, we do not intend to list the Notes or the Warrants on any national securities exchange or other nationally recognized trading system.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings with the Securities and Exchange Commission (the “SEC”).

Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and beginning on page 2 of the accompanying prospectus, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Notes and Warrants by us will be in certificated form and is expected to be made on or about September 1, 2022, subject to customary closing conditions.

The date of this prospectus supplement is August 31, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of senior secured convertible notes, Warrants, and Common Stock. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement (File No. 333-261955) was initially filed with the SEC on December 30, 2021 and was declared effective by the SEC on January 13, 2022. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering.

This prospectus supplement describes the specific terms of the securities we are offering and adds to, and updates information in the accompanying prospectus and the documents incorporated by reference into it or this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus, implies that there has been no change in our affairs or that information in this prospectus supplement or the accompanying prospectus is correct as of any date after their respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Arcimoto” refer to Arcimoto, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Our Company

Overview

Arcimoto’s mission is to catalyze the global shift to a sustainable transportation system.

Over the past 15 years, the Company has developed a new vehicle platform designed around the needs of everyday drivers. Having approximately one-third the weight and one-third of the footprint of the average car, the Arcimoto platform’s purpose is to bring the joy of ultra-efficient, pure electric driving to the masses. To date, the Company has introduced six vehicle products built on this platform that target specific niches in the vehicle market: our flagship product, the Fun Utility Vehicle® (“FUV®”), for everyday consumer trips; the Deliverator® for last-mile delivery and general fleet utility; the Rapid Responder™ for emergency services and security; the Cameo™ for film, sports and influencers; the Arcimoto Roadster, an unparalleled pure-electric on-road thrill machine, and the Arcimoto Flatbed that has a pick-up style flatbed instead of an enclosed cargo area.

Corporate History and Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Avenue, Eugene, Oregon 97402, and our telephone number is (541) 683-6293. Our website address is www.arcimoto.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise generally applicable to public companies. As a result, the information that we provide to shareholders may be different than the information you may receive from other public companies in which you hold equity. For example, so long as we are an emerging growth company:

●	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	we are not required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced disclosure and other requirements until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering, or such earlier time that we are no longer an emerging growth company. For example, if certain events occur before the end of such five-year period, including if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company.

As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised, and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible because of the potential differences in accounting standards used to compare our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period.

The Offering

The following is a summary of the offering. For a more complete description of the terms of the Notes, the Warrants and the Common Stock, you should read “Description of Securities Being Offered” in this prospectus supplement and “Description of Debt Securities,” “Description of Warrants” and “Description of Capital Stock—Common Stock” in the accompanying prospectus.

Issuer	Arcimoto, Inc., an Oregon corporation.

Securities Offered

$10,000,000 aggregate principal amount of our senior secured convertible notes and Warrants to purchase 500,000 shares of our Common Stock. We are also offering up to 2,000,000 shares of Common Stock issuable from time to time upon conversion or otherwise under the Notes at a price of $5.00 per share, as well as 2,831,000 shares of Common Stock issuable assuming that all monthly installment payments are made in Common Stock, and up to 500,000 shares of Common Stock issuable from time to time upon exercise of the Warrants.

Offering Price	$9,400,000 (representing an original issue discount of 6%).

TERMS OF NOTES

Ranking	The Notes will be senior secured obligations of the Company and will be secured by a perfected second priority security interest in all of the assets of the Company and its subsidiaries and will be senior to all of the Company’s existing and future indebtedness, other than permitted indebtedness secured by permitted liens. So long as any Notes remain outstanding, the Company will not incur any new debt, except for indebtedness designated as permitted indebtedness as described in the Notes.

Maturity Date	The Notes will mature on September 1, 2024, or the Maturity Date (unless earlier converted or redeemed, but subject to the right of the holders of Notes to extend the date under certain circumstances).

Interest	The Notes will bear interest at a rate of 6.0% per annum (subject to increase to 15.0% per annum upon any event of default).

Conversion

Fixed Conversion at Option of Holder	All amounts due under the Notes are convertible at any time, in whole or in part, at your option, into our Common Stock at the initial fixed conversion price of $5.00 per share, or the Conversion Price, which is subject to:

● proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

● full-ratchet adjustment in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect.

Voluntary Adjustment Right	Subject to the rules and regulations of the Nasdaq Global Market, we have the right, at any time, with the written consent of the holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Event of Default Conversion	If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note (subject to an additional 20% redemption premium) at an “Alternate Conversion Price” equal to the lesser of:

● the fixed conversion price then in effect; and

● the greater of the

o $0.45, the floor price; and

o 85% of the lowest volume weighted average price of our Common Stock for each of the five trading days with the lowest volume weighted average price of our Common Stock during the ten trading days immediately prior to such conversion.

Installment Conversion; Installment Redemption

Starting on October 1, 2022, the Notes amortize in monthly installments until maturity, payable subject to the satisfaction of certain equity conditions, in shares of our Common Stock, or otherwise at our option, in cash, as described in “Installment Payments” below.

Limitations on Conversion

Beneficial Ownership Limitation	A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the Maximum Percentage, of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Exchange Cap Limitation	Unless we obtain the approval of our stockholders in accordance with the rules and regulations of the Nasdaq Global Market, a maximum of 8,971,481 shares of our Common Stock (19.99% of the outstanding shares of our Common Stock on August 31, 2022) shall be issuable upon conversion or otherwise pursuant to the terms of the Notes.

Holder Optional Redemption Rights

Change of Control Redemption	In connection with a change of control of the Company, each holder of Notes may require us to redeem in cash all, or any portion of the Notes at a 20% redemption premium to the greater of the face value of the Notes, the equity value of our Common Stock underlying the Notes, and the equity value of the change of control consideration payable to the holder of our Common Stock underlying the Notes.

Subsequent Placement Redemption	If the Company issues any securities pursuant to any at-the-market offering, each holder of Notes may require us to redeem in cash all, or any portion of the Notes not in excess of the pro rata portion of the subsequent placement consideration payable to the holder at a 10% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Notes.

Event of Default Redemption	Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 20% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Notes.

Company Optional Redemption	At any time, the Company shall have the right to redeem all or a portion of the unpaid amount then remaining under the Note at a 10% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Notes.

Bankruptcy Event of Default Mandatory Redemption	Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at a 20% premium, unless the holder waives such right to receive such payment.

Installment Payments	We will make monthly payments on the first trading day of each month commencing on October 1, 2022 through the maturity date, payable in cash or shares of Common Stock. If we elect to pay in cash, the principal due will include a 10% premium, plus accrued and unpaid interest and any late charges on the Notes. If we elect to pay in Common Stock, the Common Stock for purposes of the monthly amortization will be valued at 92% of the average of the five lowest daily volume-weighted average closing prices over the ten trading days prior to the amortization, subject to a maximum price of $5 per share. The purchaser of the Notes has the option to defer individual amortization payments to a later date, as well as, in the case of stock, accelerate four months of amortization payments per due date.

TERMS OF WARRANTS

Shares Issuable on Exercise	Up to 500,000 shares of our Common Stock.

Exercise Price	$10.00, subject to certain adjustments.

Cashless Exercise	If at the time of exercise of the Warrants, there is no effective registration statement registering the shares of our Common Stock underlying the Warrants, the Warrants may be exercised on a cashless basis pursuant to their terms.

Limitation on Exercise	A holder shall not have the right to exercise any portion of a Warrant to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the Maximum Percentage, of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Exercise Period	The Warrants will become exercisable six months and one day after issuance. The Warrants will be exercisable for a period of five years after the date upon which they become exercisable.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting estimated expenses of $0.4 million payable by us, will be approximately $9.0 million. We intend to use the net proceeds from this offering for working capital and general corporate purposes. We will not receive any additional proceeds if and when the Notes are converted into shares of our Common Stock.

If the Warrants that we are offering are fully exercised for cash, we will receive additional proceeds of up to approximately $5.0 million. We expect to use the net proceeds from the exercise of the Warrants for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	See the information under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Trading	We do not intend to apply to list the Notes or the Warrants on any securities exchange or for inclusion of the Notes or Warrants on any automated dealer quotation system. Our Common Stock is listed on the Nasdaq Global Market under the symbol “FUV.”

Certain Material U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Notes, the Warrants or any shares of Common Stock into which the Notes may be converted and may be issued upon exercise of the Warrants in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and under the caption “Risk Factors” in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus supplement, including any amendments thereto. The risks set forth below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our Common Stock could decline, and you could lose part or all of your investment.

Risks Related to the Notes and the Warrants

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on, to pay any cash due upon conversion of, or to refinance, our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our indebtedness and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to sell assets, restructure debt or obtain additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may not have the ability to raise the funds necessary to pay the principal of the Notes or our other outstanding notes or purchase the Notes or other outstanding notes as required upon a change of control, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes.

If a change of control occurs, holders of the Notes and our other outstanding notes may require us to repurchase, for cash, all or a portion of their Notes. See “Description of Notes—Fundamental Transactions.” A change of control may also constitute an event of default under, and result in the acceleration of the maturity of, our then-existing indebtedness. In addition, upon conversion of the Notes and our other outstanding notes, unless we settle our conversion obligation in solely shares of Common Stock (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the Notes being surrendered for conversion as described under “Description of the Notes—Conversion.”

We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the change of control purchase price in cash with respect to any Notes surrendered by holders for purchase upon a change of control or to make any applicable cash payments upon conversions.

Some significant restructuring transactions may not constitute a change of control, in which case we would not be obligated to purchase the Notes.

Upon the occurrence of a change of control, you have the right to require us to purchase your Notes. However, the change of control provisions will not afford protection to holders of Notes in the event of certain transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a change of control requiring us to repurchase the Notes. In the event of any such transaction, holders of the Notes would not have the right to require us to purchase their Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the Notes.

The conversion feature of the Notes, if triggered, may adversely affect our financial condition and operating results.

If one or more holders elect to convert their Notes, unless we satisfy our conversion obligation by delivering solely shares of Common Stock, we would be required to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

If we are unable to obtain stockholder approval for the issuance of all of the shares of Common Stock upon conversion of the Notes and the exercise of the Warrants, we will be unable to issue all shares upon conversion of the Notes if the conversion price is substantially reduced.

Our Common Stock is listed on The Nasdaq Global Market and, as such, we are subject to the Nasdaq Stock Market Rules. Nasdaq Stock Market Rule 5635(d) is referred to as the “Nasdaq 20% Rule.” In order to comply with the Nasdaq 20% Rule, we have agreed to seek stockholder approval for the potential issuance of more than 20% of our outstanding Common Stock upon conversion of the Notes and the exercise of the Warrants. We have agreed to hold a special meeting of stockholders for the purpose of obtaining stockholder approval for this offering at the earliest practical date following the Closing, and in any event no later than October 31, 2022. If we are unable to obtain stockholder approval, we will be required to call an additional stockholder meeting no later than February 28, 2023, and semi-annually thereafter to continue seeking stockholder approval until obtained.

Additionally, if we do not obtain stockholder approval, we will be unable to issue and sell to the Buyers the Additional Notes, if any, pursuant to the terms of the Securities Purchase Agreement (as defined below). Consequently, we will not receive the additional $9.4 million in gross proceeds to be paid at the Additional Closing in connection with the issuance of the Additional Notes and Additional Warrants.

The accounting method for convertible debt securities that may be settled in cash, such as the Notes, could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the Notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the Notes to their face amount over the term of the Notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the market price of our shares of Common Stock.

In addition, under certain circumstances, convertible debt instruments (such as the Notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the Notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the Notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of Common Stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the Notes, then our diluted earnings per share would be adversely affected.

Future sales of our shares of Common Stock in the public market could lower the market price for our shares of Common Stock and adversely impact the trading price of the Notes.

In the future, we may sell additional shares of Common Stock to raise capital. Under the Securities Purchase Agreement (as defined below), we have agreed to issue and sell to the Buyers the Additional Notes pursuant to the terms of the Securities Purchase Agreement, subject to stockholder approval. In addition, a substantial number of shares of Common Stock are reserved for issuance upon conversion of the Notes and exercise of the Warrants. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our shares of Common Stock. The issuance and sale of substantial amounts of shares of Common Stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our shares of Common Stock and impair our ability to raise capital through the sale of additional equity securities.

There is no existing trading market for the Notes or Warrants.

There is no existing trading market for the Notes or Warrants. We do not intend to apply for listing of the Notes or Warrants on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes or Warrants. Unless an active trading market develops, you may not be able to sell the Notes or Warrants at a particular time or at a favorable price.

As we issue shares of Common Stock to satisfy our conversion obligation or upon an exercise of the Warrants, such issuances will dilute the ownership interest of our existing shareholders, including holders who had previously converted their Notes or exercised Warrants.

As we issue shares of Common Stock to satisfy our conversion obligation or upon an exercise of the Warrants, such issuances will dilute the ownership interests of our existing shareholders. Any sales in the public market of our shares of Common Stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our shares of Common Stock. In addition, the existence of the Notes and the Warrants may encourage short selling by market participants because the conversion of the Notes or exercise of the Warrants could depress the price of our shares of Common Stock.

If you hold Notes, you are entitled to only limited rights with respect to our shares of Common Stock, but you are subject to all changes made with respect to our shares of Common Stock to the extent the consideration due upon conversion includes shares of Common Stock.

As we issue shares of Common Stock to satisfy all or a portion of our conversion obligation, holders who convert their Notes will not be entitled to voting rights with respect to our shares of Common Stock until the conversion date relating to such Notes, but holders of Notes will be subject to all changes affecting our shares of Common Stock. For example, if an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval, a holder of Notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our shares of Common Stock.

The change of control purchase feature of the Notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the Notes require us to offer to purchase the Notes for cash in the event of a change of control. A non-stock takeover of our company may trigger the requirement that we purchase the Notes. This feature may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

If you are a U.S. holder, you may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the Notes is subject to adjustment in certain circumstances. Adjustments to the conversion rate of the Notes that have the effect of increasing your proportionate interest in our assets or “earnings and profits” may in some circumstances result in a constructive distribution subject to U.S. federal income tax without the receipt of any cash. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Notes. See “Certain Material U.S. Federal Income Tax Considerations.”

Similarly, any adjustment to the number of shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant, may be treated as a constructive distribution to you if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our assets or “earnings and profits.” An adjustment can be treated as a constructive distribution regardless of whether you ever exercise the Warrant or receive any cash or property as a result of the adjustment (or, in certain circumstances, a failure to adjust). You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the number of shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant. See “Certain Material U.S. Federal Income Tax Considerations.”

Risks Related to Ownership of Our Common Stock

The trading price of our Common Stock has been volatile and is likely to be volatile in the future.

Our stock could be subject to wide fluctuation in response to many risk factors listed in this section or incorporated by reference into this prospectus, and others beyond our control, including:

●	Market acceptance and commercialization of our products;
●	Our being able to timely demonstrate achievement of milestones, including those related to revenue generation, cost control, cost effective source supply and regulatory approvals;
●	Regulatory developments or enforcements in the United States and non-U.S. countries with respect to our products or our competitors’ products;
●	Failure to achieve pricing acceptable to the market;
●	Actual or anticipated fluctuations in our financial condition and operating results, or our continuing to sustain operating losses;
●	Competition from existing products or new products that may emerge;
●	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
●	Issuance of new or updated research or reports by securities analysts;
●	Announcement or expectation of additional financing efforts, particularly if our cash available for operations significantly decreases;
●	Fluctuations in the valuation of companies perceived by investors to be comparable to us;
●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;
●	Additions or departures of key management personnel;
●	Disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;
●	Entry by us into any material litigation or other proceedings;
●	Sales of our Common Stock by us, our insiders, or our other shareholders;
●	Market conditions for stocks in general; and
●	General economic and market conditions unrelated to our performance.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. If the market price of shares of our Common Stock after this offering does not exceed the price at which you obtain shares of our Common Stock, you may not realize any return on your investment in us and may lose some or all of your investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock is impacted by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Future sales, or the possibility of future sales, of a substantial number of shares of our Common Stock could adversely affect the price of the shares and dilute shareholders.

Future sales of a substantial number of shares of our Common Stock, or the perception that such sales will occur, could cause a decline in the market price of our Common Stock. This is particularly true if we sell our stock at a discount. If our shareholders sell substantial amounts of Common Stock in the public market, or the market perceives that such sales may occur, the market price of our Common Stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

In addition, in the future, we may issue additional shares of Common Stock or other equity or debt securities convertible into Common Stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause the market price of our Common Stock to decline.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. Further, the agreements governing our indebtedness limit our ability to make dividends on our Common Stock. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our Common Stock being less attractive to investors and adversely affect the market price of our Common Stock or make it more difficult to raise capital as and when we need it.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, and exemptions from any rules that the Public Company Accounting Oversight Board may adopt requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements. We currently take advantage of some, but not all, of the reduced regulatory and reporting requirements that are available to us under the JOBS Act, and intend to continue to do so as long as we qualify as an “emerging growth company.” For example, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would have otherwise been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate us.

We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company.”

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our business, results of operations, financial condition and cash flows, and future prospects may be materially and adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to identify financing sources to fund our capital expenditure requirements and continue operations until sufficient cash flow can be generated from operations;
●	our ability to lower production costs to achieve cost-effective mass production, which we believe will be an important factor affecting adoption of the products;
●	our ability to effectively execute our business plan and growth strategy;
●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility, including the temporary closures of our facility that might be required as a result of the continuing COVID-19 pandemic;
●	our dependence on our suppliers, whose ability to supply us may be negatively impacted by, among other things, the measures being implemented to address COVID-19;
●	our ability to secure battery cells from a foreign sole sourced vendor in order to maintain production levels due to supply chain constraints;
●	changes in consumer demand for, and acceptance of, our products;
●	overall strength and stability of general economic conditions and specifically of the automotive industry, both in the United States and globally;
●	changes in U.S. and foreign trade policy, including the imposition of tariffs and the resulting consequences;
●	changes in the competitive environment, including adoption of technologies and products that compete with our products;
●	our ability to generate consistent revenues;
●	our ability to design, produce and market our vehicles within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item;
●	our experience to date in manufacturing and our ability to manufacture increasing numbers of vehicles at the volumes that we need in order to meet our goals;
●	our reliance on as well as our ability to attract and retain key personnel;
●	changes in the price of oil and electricity;
●	changes in laws or regulations governing our business and operations;
●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our company;
●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;
●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;
●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;
●	our ability to obtain and protect our existing intellectual property protections including patents;
●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings or losses;
●	interest rates and the credit markets;
●	costs and risks associated with litigation; and
●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9.0 million, after deducting the estimated offering expenses of $0.4 million payable by us. We will not receive any additional proceeds if and when the Notes are converted into shares of our Common Stock.

We intend to use the proceeds from this offering for working capital and general corporate purposes.

If the Warrants that we are offering are fully exercised for cash, we will receive additional proceeds of up to approximately $5.0 million. We expect to use the net proceeds from the exercise of the Warrants for working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds.

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our Common Stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Further, the agreements governing our indebtedness limit our ability to make dividends on our Common Stock. The payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors.

PLAN OF DISTRIBUTION

We entered into a Securities Purchase Agreement dated August 31, 2022 (the “Securities Purchase Agreement”) directly with an accredited institutional investor in connection with this offering, and we will only sell to investors who have entered into the Securities Purchase Agreement. We and the investor each have a right to cause the investor to purchase an additional $10,000,000 aggregate principal amount of Additional Notes (as defined in the Securities Purchase Agreement), with any such second closing being subject to certain approvals by our stockholders. A copy of the Securities Purchase Agreement is included as an exhibit to a Current Report on Form 8-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

We estimate our total expenses associated with the offering will be approximately $0.4 million. After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9.0 million. If the Warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $5.0 million.

Listing

Our shares of Common Stock are traded on the Nasdaq Global Market under the symbol “FUV.”

Offers Outside the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

DESCRIPTION OF SECURITIES BEING OFFERED

We are offering $10,000,000 aggregate principal amount of our senior secured convertible notes (the “Notes”) and warrants to purchase up to 500,000 shares of our Common Stock (the “Warrants”). The Notes and Warrants are being sold pursuant to the terms of a Securities Purchase Agreement dated August 31, 2022, between us and an accredited institutional investor in connection with this offering. This prospectus also covers 2,000,000 shares of Common Stock issuable from time to time upon conversion or otherwise under the Notes at a price of $5.00 per share, as well as 2,831,000 shares of Common Stock issuable assuming that all monthly installment payments are made in Common Stock, and 500,000 shares of Common Stock issuable from time to time upon exercise of the Warrants. To obtain the number of shares of Common Stock issuable assuming all installment payments are made in Common Stock, we assumed a stock value of $2.07 per share, which is 92% of the last reported sale price of our Common Stock of $2.25 per share on August 30, 2022.

The following is a description of the material terms of the Notes, the Warrants and our shares of Common Stock. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes, and the Warrants, including the definitions of certain terms used therein. We urge you to read these documents and the Securities Purchase Agreement because they, and not this description, define your rights as a holder of the Notes and Warrants. You may obtain copies of the Notes, Warrants and Securities Purchase Agreement in “Where You Can Find Additional Information.”

Description of Notes

The Notes will not be issued under an indenture. The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the Notes.

The Notes will be issued with a 6% original issue discount. The Notes are not subject to defeasance. The Notes will be issued in certificated form and not as global securities.

In this section entitled “Description of Notes,” when we refer to “we,” “our” or “us,” we are referring to Arcimoto, Inc. and not to any of its subsidiaries.

Ranking

The Notes will be senior secured obligations of the Company and will be secured by a perfected second priority security interest in all of the assets of the Company and its subsidiaries, and together with all payments due under the Notes will be senior to all of the Company’s existing and future indebtedness, other than permitted indebtedness that is secured by permitted liens. So long as any Notes remain outstanding, the Company will not incur any new debt, except for indebtedness designated as permitted indebtedness as described in the Notes.

Maturity Date

Unless earlier converted or redeemed, the Notes will mature on September 1, 2024 (the “Maturity Date”), subject to the right of the holders to extend the Maturity Date in certain circumstances as described in the Note.

Interest

The Notes bear interest at a rate of 6.0% per annum that shall (a) commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months and (c) shall be payable in arrears on (x) if prior to the initial Installment Date (as defined below) or after the Maturity Date, the first trading day of such calendar month or (y) if on or after the initial Installment Date, but on or prior to the Maturity Date, such Installment Date, if any, in such calendar month (each an “Interest Date”) and if unpaid on an Interest Date, shall compound on such Interest Date. Prior to the payment of interest on an Interest Date, interest on the Notes shall be payable by way of inclusion of the interest in the Conversion Amount (as defined below) on each Conversion Date (as defined below) or any required payment upon any bankruptcy event of default.

The interest rate of the Notes will automatically increase to 15% per annum upon the occurrence and continuance of an event of default (See “—Events of Default” below).

Conversion

Fixed Conversions at Option of Holder

All amounts due under the Notes are convertible at any time, in whole or in part, at your option, into our Common Stock at the initial fixed conversion price of $5.00 per share, or the Conversion Price, which is subject to:

●	proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

●	full-ratchet adjustment in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect.

If we fail to timely deliver shares of Common Stock upon conversion of the Notes, we have agreed to pay “buy-in” damages of the converting holder. A full-ratchet adjustment down to the floor price of $0.45 per share prior to any amortization could result in our issuing up to approximately 22,000,000 shares of Common Stock upon conversion of the Notes, which number of shares decreases as the Notes are amortized.

Voluntary Adjustment Right

Subject to the rules and regulations of the Nasdaq Global Market, we have the right, at any time, with the written consent of the holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Event of Default Conversion

If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note (subject to an additional 20% redemption premium) at an “Alternate Conversion Price” equal to the lesser of:

●	the fixed conversion price then in effect; and

●	the greater of the

o	$0.45, the floor price; and

o	85% of the lowest volume weighted average price of our Common Stock for each of the five trading days with the lowest volume weighted average price of our Common Stock during the ten trading days immediately prior to such conversion.

Installment Conversion; Installment Redemption

The Notes are payable in monthly installments beginning on October 1, 2022 through the Maturity Date (each such date, an “Installment Date”). On each Installment Date, we will make monthly payments by converting the applicable “Installment Amount” (as defined below) into shares of our Common Stock, or otherwise at our option, in cash (an “Installment Conversion”), subject to satisfaction of certain equity conditions as described in the Note, including a minimum $0.4912 share price, $250,000 minimum daily volume, and maintaining continued Nasdaq listing requirements among other conditions.

We may also, at our option, pay the Installment Amount by redeeming such Installment Amount in cash (an “Installment Redemption”), or by any combination of an Installment Conversion and an Installment Redemption. However, payment in cash is required in the event equity conditions under the Note are not satisfied.

The “Installment Amount” will equal:

(i) for all Installment Dates other than the Maturity Date, the lesser of (x) $500,000 and (y) the principal amount then outstanding under the Note; and

(ii) on the Maturity Date, the principal amount then outstanding under the Note.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Limitations on Conversion

Beneficial Ownership Limitation

A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage,” of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Exchange Cap Limitation; Stockholder Meeting Requirement

Unless we obtain the approval of our stockholders in accordance with the rules and regulations of the Nasdaq Global Market, a maximum of 8,971,481 shares of our Common Stock (19.99% of the outstanding shares of our Common Stock on August 31, 2022) shall be issuable upon conversion or otherwise pursuant to the terms of the Notes.

Fundamental Transactions

The Notes prohibit us from entering into a Fundamental Transaction, unless the successor entity assumes in writing all of our obligations under the Notes under a written agreement and the successor entity is a publicly traded company.

Change of Control Redemption

In connection with a change of control of the Company, each holder of Notes may require us to redeem in cash all, or any portion of the Notes at a 20% redemption premium to the greater of the face value of the Notes, the equity value of our Common Stock underlying the Notes, and the equity value of the change of control consideration payable to the holder of our Common Stock underlying the Notes.

The equity value of our Common Stock underlying the Notes is calculated using the greatest closing sale price of our Common Stock during the period immediately preceding the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our Common Stock underlying the Notes is calculated using the aggregate cash consideration per share of our Common Stock to be paid to the holders of our Common Stock upon the change of control.

Subsequent Placement Redemption

If the Company issues any securities pursuant to any at-the-market offering, each holder of Notes may require us to redeem in cash all, or any portion of the Notes not in excess of the pro rata portion of the subsequent placement consideration payable to the holder at a 10% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Notes.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

o	we and our subsidiaries will not initially (directly or indirectly) incur any other indebtedness except for permitted indebtedness;

o	we and our subsidiaries will not initially (directly or indirectly) will not incur any liens, except for permitted liens;

o	we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

o	we and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock;

o	we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business);

o	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

o	we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes;

o	we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

o	we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

o	we and our subsidiaries will take all action necessary or advisable to maintain all of the intellectual property rights (as defined in the Securities Purchase Agreement) that are necessary or material to the conduct of our business in full force and effect;

o	we and our subsidiaries will maintain insurance with in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

o	we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

o	we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by this offering) or (ii) issue any other securities that would cause a breach or default under the Notes or the Warrants; we will not plead or assert in any way against the holders that it is entitled to any benefit or advantage under any usury laws; and

o	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us.

Events of Default

The Notes include certain customary events of default including but not limited: (i) the suspension from trading or the failure to list our common stock within certain time periods; (ii) failure to make payments when due under the Notes; and (iii) bankruptcy or insolvency of the Company.

Event of Default Redemption

If an event of default occurs, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 20% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Notes.

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at a 20% premium, unless the holder waives such right to receive such payment.

Company Optional Redemption

At any time, the Company shall have the right to redeem all or a portion of the unpaid amount then remaining under the Note at a 10% redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Notes.

Governing Law

The Notes provide that they will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

Description of Warrants

The following description of the particular terms of the Warrants supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the Warrants. This prospectus supplement also covers the shares of Common Stock issuable from time to time upon exercise of the Warrants.

Shares Issuable on Exercise

We are offering warrants that will entitle the holders of the Warrants to purchase, in aggregate, up to 500,000 shares of Common Stock. The Warrants will be exercisable on or after the six month and one day anniversary of their issuance and will expire five years following the date of their issuance.

Exercise Price

The Warrants will initially be exercisable at an exercise price equal to $10.00 per share of Common Stock, subject to certain adjustments. The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis pursuant to their terms.

The exercise price is subject to adjustment for stock splits, combinations and similar events, and, in any such event, the number of shares of Common Stock issuable upon the exercise of the Warrant will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after any such adjustment. In addition, the exercise price is also subject to an anti-dilution adjustment if we issue or are deemed to have issued securities at a price lower than the then applicable exercise price.

The Warrants require “buy-in” payments to be made by us for failure to deliver any shares of Common Stock issuable upon exercise.

Limitations on Exercise

The Warrants include a blocker provision that provides a Warrant may not be exercised if, after giving effect to the exercise, the holder of the Warrant being exercised, together with its affiliates, would beneficially own in excess of 4.99% of our outstanding shares of Common Stock. This blocker provision may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61 days’ prior notice to us.

Participation Rights

The holders of the Warrants are entitled to receive any dividends paid or distributions made to the holders of our shares of Common Stock on an “as if converted” basis.

Purchase Rights

If we issue options, convertible securities, warrants, shares, or similar securities to holders of our shares of Common Stock, each Warrant holder has the right to acquire the same as if the holder had exercised its Warrant.

Fundamental Transactions

The Warrants prohibit us from entering into specified fundamental transactions unless the successor entity assumes all of our obligations under the Warrants under a written agreement before the transaction is completed and the successor entity is a publicly traded company. Upon specified corporate events, a Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, a Warrant holder will have the right to force us to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

Description of Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” starting on page 5 of the accompanying prospectus.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations to U.S. holders (as defined below) of the purchase, ownership and disposition of the Notes, the Warrants and the shares of our Common Stock into which the Notes may be converted and which may be issued upon exercise of the Warrants. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date of this offering memorandum, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a Note, Warrant or share of our shares of Common Stock held as a capital asset within the meaning of Section 1221 of the Code by a beneficial owner, only with Notes and Warrants purchased on original issuance at the first price at which a substantial portion of the Notes and Warrants is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers and only with shares of Common Stock received by a U.S. holder upon a conversion of the Notes. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

●	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, brokers, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt or governmental entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;
●	tax consequences to persons holding Notes, Warrants or shares of our Common Stock as a part of a hedging, integrated, conversion, constructive sale or similar transaction or a straddle;
●	tax consequences to U.S. holders of Notes, Warrants or shares of Common Stock whose “functional currency” is not the U.S. dollar;
●	persons that own, or are deemed to own, 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company;
●	tax consequences to pass-through entities and investors in pass-through entities;
●	tax consequences to certain former citizens or residents of the United States;
●	tax consequences to employee stock ownership plans;
●	tax consequences to controlled foreign corporation, foreign personal holding companies, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax;
●	tax consequences to persons other than U.S. holders;
●	alternative minimum tax consequences, if any;
●	any state, local or foreign tax consequences; and
●	U.S. federal taxes, such as estate and gift taxes, other than U.S. federal income taxes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Notes, Warrants or shares of our Common Stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Notes, Warrants or shares of our Common Stock, and partners in such partnerships, should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of Notes, Warrants or shares of our Common Stock.

Holders considering the purchase of Notes and Warrants should consult their tax advisors concerning the U.S. federal income tax consequences to them in light of their own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of Notes, Warrants or shares of our Common Stock received upon conversion of the Notes or exercise of the Warrants that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership) of Notes, Warrants or shares of our Common Stock received upon conversion of the Notes or exercise of the Warrants that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Characterization of the Notes and Warrants

We intend to treat the Notes and Warrants as an “investment unit” for U.S. federal income tax purposes, with an “investment unit” consisting of a Note and Warrant to purchase our shares of Common Stock for a term of six months. The “issue price” of an “investment unit” will be the first price at which a substantial amount of the “investment units” is sold for cash, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers. The U.S. Treasury regulations applicable to an “investment unit” require a U.S. holder to allocate the issue price of the “investment unit” between the Note and the Warrant that comprise the “investment unit” based on the relative fair market values of each element of the “investment unit” at the time of purchase. After allocating to the Warrants an amount of the issue price of the “investment unit” equal to the Warrant’s fair market value, the remaining portion of the issue price will be allocated to the Note. Such allocation will establish a U.S. holder’s initial tax basis in the Note and the Warrant.

U.S. holders may obtain our allocation of the issue price between the Note and the Warrant by contacting the Company as set forth in “Where You Can Find Additional Information.” Our allocation of the issue price between the Note and the Warrant will be binding on the holder of the Note and the Warrant, unless the holder explicitly discloses to the IRS (in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the Note and the Warrant) that the holder’s allocation of the issue price between the Note and the Warrant is different from our allocation. There can be no assurance that the IRS will respect our determination of the relative fair market values of the Notes and the Warrants. If our determination were successfully challenged by the IRS, the amount, timing and character of income on a Note or Warrant could be different from that resulting under our allocation.

Taxation of the Notes

Stated Interest and Original Issue Discount

The Notes do not provide for stated interest. The Notes will be treated as issued with original issue discount, or OID, in an amount equal to the difference between the stated principal amount and issue price of the Notes. Consequently, U.S. holders must generally include the OID in gross income as it accrues over the term of the Notes at a constant yield without regard to such holder’s regular method of accounting for U.S. federal income tax purposes and potentially in advance of the receipt of cash payments attributable to that income.

The amount of OID that U.S. holders must include in income will generally equal the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year or portion of the taxable year in which a U.S. holder held the Note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (i) the product of the Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate of all qualified stated interest, if any, allocable to the accrual period. OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest, if any) and the adjusted issue price of the Note at the beginning of the final accrual period. The “adjusted issue price” of a Note at the beginning of any accrual period will generally equal its issue price increased by the accrued OID of the prior accrual period and decreased by the amounts paid on the Note (other than qualified stated interest, if any) in the prior accrual period. The yield to maturity of a Note is the rate that, when used in computing the present value of all payments to be made on the Note, produces an amount equal to the issue price of the Note.

The rules regarding OID are complex and the rules described above do not apply in all cases. Accordingly, U.S. holders of Notes should consult their own tax advisors regarding their application.

Constructive Distributions

The conversion rate of the Notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. If, however, adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, a U.S. holder generally will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as described under “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants—Distributions on the Shares of Common Stock” below, subject to the discussion under “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants” below. Conversely, if an event occurs that increases the interests of holders of the Notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of holders of the Notes could be treated as a taxable stock dividend to such holders. In addition, if an event occurs that dilutes the interests of holders of the Notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock dividend to those stockholders.

Although there is no authority directly on point, the IRS may take the position that a constructive dividend deemed paid to a U.S. holder would not be eligible for reduced rates of taxation as described in “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants—Distributions on the Shares of Common Stock.” Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding tax payment could be satisfied, we may, at our option, set-off any such payment against payments of cash and shares of Common Stock payable on the Notes and the exercise of the Warrants. U.S. holders should carefully review the conversion rate adjustment provisions and consult their tax advisors with respect to the tax consequences of any such adjustment.

Sale, Exchange, Redemption or other Taxable Disposition of Notes

Except as provided under “—Conversion of Notes into Shares of Common Stock” below, a U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference between the amount realized (less accrued and unpaid interest, which will be taxable as ordinary income if not previously included in gross income) upon such sale, exchange, redemption or other taxable disposition and such U.S. holder’s tax basis in the Note. A U.S. holder’s tax basis in a Note will generally be equal to the amount that such U.S. holder paid for the Note increased by any OID previously included in income and decreased by the amount of payments (other than stated interest) previously made on such Notes. Any gain or loss recognized on a taxable disposition of the Note will generally be capital gain or loss and will generally be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the Note, a U.S. holder is treated as holding the Note for more than one year, such gain or loss will be a long-term capital gain or loss. Otherwise, such gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to tax at a reduced rate of taxation. A U.S. holder’s ability to deduct capital losses may be limited. U.S. holders are urged to consult their tax advisors as to any foreign tax credit implications of the sale, exchange, redemption or other taxable disposition of the Notes.

Conversion of Notes into shares of Common Stock

A U.S. holder will generally not recognize any income, gain or loss with respect to the conversion of Notes into shares of Common Stock, except with respect to any shares of Common Stock attributable to accrued and unpaid interest (which will be treated in the manner described under “—Treatment of Amounts Attributable to Accrued Interest” below). A U.S. holder’s tax basis in the shares of Common Stock received upon conversion (other than shares of Common Stock received with respect to accrued and unpaid interest) generally would be equal to the holder’s tax basis in the Notes that were converted. A U.S. holder’s holding period for such shares of Common Stock (other than shares of Common Stock received with respect to accrued and unpaid interest) generally would include the period during which the U.S. holder held the Notes that were converted.

Treatment of Amounts Attributable to Accrued Interest

The value of any shares of Common Stock received that is attributable to accrued interest, if any, on the Notes not yet included in income would be taxed as ordinary interest income. The basis in any shares of our Common Stock attributable to such accrued interest would equal the fair market value of such shares when received. The holding period for any shares of our Common Stock attributable to such accrued interest would begin the day after the date of receipt.

U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of Notes into our shares of Common Stock.

Taxation of the Warrants

Exercise of the Warrants

Subject to the discussion under “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants” below and subject to the discussion below with respect to a cashless exercise of a Warrant, U.S. holders will generally not recognize gain or loss on the exercise of a Warrant. A U.S. holder’s initial tax basis in shares of Common Stock received on the exercise of a Warrant will generally be equal to the sum of (i) such U.S. holder’s tax basis in such Warrant plus (ii) the exercise price paid by such U.S. holder on the exercise of such Warrant. Generally, a U.S. holder’s holding period for shares of Common Stock received upon the exercise of a Warrant should begin on the date of exercise (or possibly on the day following the date of exercise) and will not include the period during which the U.S. holder held the Warrant.

The tax treatment of a cashless exercise of a Warrant (i.e., where a portion of the holder’s Warrants are surrendered (the “Surrendered Warrants”) as the exercise price for other Warrants to be exercised (the “Exercised Warrants”)) is uncertain. It may be treated as a tax-free transaction in which a holder’s tax basis in the shares of Common Stock received would equal the sum of the U.S. Holder’s tax basis in the Surrendered Warrants and the Exercised Warrants. It is also possible that a cashless exercise could be treated as a taxable transaction, in which case a U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. holder’s tax basis in the Surrendered Warrants. In this case, a U.S. holder’s tax basis in the shares of Common Stock received should equal the sum of the exercise price deemed paid and the U.S. holder’s tax basis in the Warrants exercised.

The holding period for shares of Common Stock acquired in a cashless exercise will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for a share of Common Stock acquired in a cashless exercise would generally include the holding period of the Surrendered Warrants and Exercised Warrants if the cashless exercise is treated as a tax-free transaction. The holding period for a share of Common Stock acquired in a cashless exercise would generally begin on the day following the date of exercise if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise (even if otherwise a tax-free transaction). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

Sale, Exchange or Other Disposition of Warrants

Subject to the discussion under “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants” below, upon the sale, exchange or other disposition of a Warrant, a U.S. holder generally will recognize capital gain or loss with respect to the Warrant in an amount equal to the difference between (a) the amount realized on the sale, exchange or other disposition and (b) the U.S. holder’s tax basis in the Warrant. A U.S. holder’s tax basis in a Warrant will generally be equal to the amount that such U.S. holder paid for the Warrant. Any gain or loss recognized on a taxable disposition of the Warrant will be capital gain or loss. Any such gain or loss generally will be a short-term capital gain or loss if the Warrant has been held for one year or less as of the time of the sale, exchange, or other disposition of the Warrant. A U.S. holder’s ability to deduct capital losses may be limited.

Expiration of Warrants Without Exercise

Subject to the discussion under “Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants” below, upon the expiration of a Warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Warrant (if any). Any such loss generally will be a short-term capital loss if the Warrant has been held for one year or less as of the date the Warrant expires. The deductibility of capital losses is subject to limitations.

Certain Adjustments to the Warrants

An adjustment to the number of shares of Common Stock that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant, may be treated as a constructive distribution to a U.S. holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our assets or earnings and profits. An adjustment can be treated as a constructive distribution regardless of whether the U.S. holder ever exercises the Warrant or receives any cash or property as a result of the adjustment (or, in certain circumstances, a failure to adjust). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution.

Taxation of the Shares of Common Stock Received Upon Conversion of the Notes and Exercise of Warrants

Distributions on the Shares of Common Stock

The gross amount of distributions on the shares of Common Stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Because we do not expect to keep track of earnings and profits in accordance with United States federal income tax principles, U.S. holders should expect that a distribution in respect of our shares of Common Stock will generally be treated and reported as a dividend. Such dividend income will be includable in a U.S. holder’s gross income as ordinary income on the day actually received by the U.S. holder or on the day received by the U.S. holder’s nominee or agent that holds the shares of Common Stock on the U.S. holder’s behalf. Such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations under the Code.

Sale, Exchange, Redemption or other Taxable Disposition of Shares of Common Stock

Upon the sale, exchange, redemption or other taxable dispositions of our shares of Common Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s adjusted tax basis in the shares of Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of Common Stock is more than one year at the time of the taxable disposition. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to tax at a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Any gain or loss recognized by a U.S. holder will generally be treated as United States source gain or loss for U.S. foreign tax credit purposes. U.S. holders are encouraged to consult their tax advisor regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Medicare Tax

A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes interest income, dividends, and net gains from the disposition of the Notes or shares of Common Stock received upon conversion of the Notes or exercise of the Warrants, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Notes and shares of Common Stock received upon the conversion of the Notes.

Information Reporting and Backup Withholding

In general, information reporting will apply to interest payments and distributions in respect of our Notes and shares of Common Stock and the proceeds from the sale, exchange or redemption of Notes, Warrants or our shares of Common Stock that are paid to a U.S. holder within the United States or through certain U.S.-related financial intermediaries, unless such U.S. holder is an exempt recipient and properly establishes the exemption. Backup withholding may apply to such payments if a U.S. holder fails to (i) provide a correct taxpayer identification number or (ii) certify that such holder is not subject to backup withholding. U.S. holders who are required to establish their exemption from backup withholding must provide us or our withholding agent such certification on a properly completed Internal Revenue Service Form W-9. U.S. holders should consult their tax advisors regarding the application of the United States information reporting and backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of purchasing, holding and disposing of the Notes, Warrants, or shares of Common Stock, including the applicability and effect of any state, local or foreign tax laws, and of any pending or subsequent changes in applicable laws.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2021 and 2020 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, or Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, and accompanying prospectus for further information about us and the securities being offered pursuant to this prospectus supplement and accompanying prospectus. Statements in this prospectus supplement and accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus supplement are:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on May 16, 2022 and August 15, 2022, respectively;
●	those portions of our for our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Shareholders filed with the SEC on May 2, 2022 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021;
●	our Current Reports on Form 8-K filed with the SEC on January 14, 2022 (as amended January 20, 2022), February 3, 2022, April 26, 2022, April 27, 2022, June 16, 2022, June 16, 2022, June 21, 2022, July 6, 2022 (first filing), July 15, 2022, July 18, 2022, August 4, 2022, August 11, 2022, August 16, 2022 and August 19, 2022, in each case only to the extent filed and not furnished; and
●	the description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on September 21, 2017, under the Exchange Act, as supplemented and updated by the description of our Common Stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293. Copies of these filings are also available through the “Investors” section of our website at www.arcimoto.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find Additional Information” above.

PROSPECTUS

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

Rights
Units

From time to time, we may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $300,000,000.

Each time we offer our securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplements, the information incorporated by reference into this prospectus and the accompany prospectus supplements and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Market under the symbol “FUV.” The last reported sale price of our common stock on December 29, 2021 was $8.00 per share.

Our securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. For additional information, you should refer to the section captioned “Plan of Distribution” on page 29 of this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. The price to the public of our securities and the net proceeds that we expect to receive from such sale will also be set forth in the accompanying prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 2 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in an accompanying prospectus supplement is inconsistent with statements made in this prospectus or in any document incorporated by reference herein, the statements made in this prospectus or in any document incorporated by reference herein will be deemed modified or superseded by those made in the accompanying prospectus supplement.

You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein as described below under the captions “Where You Can Find More Information” and “Incorporation by Reference” before making a decision to invest in our securities.

You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, throughout this prospectus and any accompanying prospectus supplement, the words “Arcimoto,” “we,” “us,” “our,” “the registrant” or the “Company” refer to Arcimoto, Inc., and the term “securities” refers collectively to our preferred stock, common stock, debt securities, warrants, units and any combination of the foregoing securities.

This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

THE COMPANY

We were incorporated in the State of Oregon on November 21, 2007. Our mission is to catalyze the global shift to a sustainable transportation system.

Over the past 14 years, the Company has developed a new vehicle platform designed around the needs of everyday drivers. Having approximately one-third the weight and one-third of the footprint of the average car, the Arcimoto platform’s purpose is to bring the joy of ultra-efficient, pure electric driving to the masses. To date, the Company has introduced five vehicle products built on this platform that target specific niches in the vehicle market: our flagship product, the Fun Utility Vehicle® (“FUV®”), for everyday consumer trips; the Deliverator® for last-mile delivery and general fleet utility; the Rapid Responder™ for emergency services and security; the Cameo™ for film, sports and influencers; and the Arcimoto Roadster, an unparalleled pure-electric on-road thrill machine.

Our principal executive offices are located at 2034 West 2nd Avenue, Eugene, Oregon 97402, and our telephone number is (541) 683-6293. Our website address is www.arcimoto.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act’), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our strategies, intentions, financial projections, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements generally can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates”, or similar expressions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and/or beyond our control. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to identify financing sources to fund our capital expenditure requirements and continue operations until sufficient cash flow can be generated from operations;
●	our ability to lower production costs to achieve cost-effective mass production, which we believe will be an important factor affecting adoption of the products;
●	our ability to effectively execute our business plan and growth strategy;
●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility, including the temporary closures of our facility that might be required as a result of the continuing COVID-19 pandemic;
●	our dependence on our suppliers, whose ability to supply us may be negatively impacted by, among other things, the measures being implemented to address COVID-19;
●	our ability to secure battery cells from a foreign sole sourced vendor in order to maintain production levels due to supply chain constraints;
●	changes in consumer demand for, and acceptance of, our products;
●	overall strength and stability of general economic conditions and specifically of the automotive industry, both in the United States and globally;
●	changes in U.S. and foreign trade policy, including the imposition of tariffs and the resulting consequences;
●	changes in the competitive environment, including adoption of technologies and products that compete with our products;
●	our ability to generate consistent revenues;
●	our ability to design, produce and market our vehicles within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item
●	our experience to date in manufacturing and our ability to manufacture increasing numbers of vehicles at the volumes that we need in order to meet our goals;

●	our reliance on as well as our ability to attract and retain key personnel;
●	changes in the price of oil and electricity;
●	changes in laws or regulations governing our business and operations;
●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our company;
●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;
●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;
●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;
●	our ability to obtain and protect our existing intellectual property protections including patents;
●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings or losses;
●	interest rates and the credit markets;
●	costs and risks associated with litigation; and
●	other risks described from time to time in periodic and current reports that we file with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully read and review the risks and information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including, without limitation, the section of this prospectus captioned “Risk Factors,” the section captioned “Risk Factors” which is incorporated by reference herein from our most recent Annual Report on Form 10-K and any other risks and uncertainties we identify in other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.

All written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. You should, however, carefully read and review any further disclosures we make related to forward-looking statements in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized certain material provisions of our Second Amended and Restated Articles of Incorporation, as amended (the “Articles”), our Second Amended and Restated Bylaws (the “Bylaws”) and the Oregon Business Corporation Act (the “Act”) that relate to our capital stock. This summary is not complete, is qualified in its entirety by reference to our Articles and our Bylaws and is subject to the relevant provisions of the Act. Copies of our Articles and Bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our Articles and our Bylaws and the relevant provisions of the Act before you invest in our capital stock.

Authorized Capital Stock

We are authorized to issue 100,000,000 shares of common stock, no par value (“common stock”), and 5,000,000 shares of preferred stock, no par value (“preferred stock”), of which 1,500,000 shares have been designated as the Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”) and 2,000,000 shares have been designated as the Class C Preferred Stock (the “Class C Preferred Stock”).

As of December 27, 2021:

●	37,643,369 shares of our common stock were issued and outstanding;
●	no shares of our Series A-1 Preferred Stock were issued and outstanding;
●	no shares of our Class C Preferred Stock were issued and outstanding;
●	2,295,500 shares of our common stock were reserved for issuance, but not subject to outstanding awards, under our 2018 Omnibus Stock Incentive Plan (“2018 Plan”), our Amended and Restated 2015 Stock Incentive Plan (“2015 Plan”) and our 2012 Employee Stock Benefit, as amended (“2012 Plan”);
●	3,967,200 shares of our common stock reserved for issuance in connection with outstanding awards issued under our 2018 Plan, 2015 Plan and 2012 Plan; and
●	122,238 shares of our common stock reserved for issuance in connection with outstanding underwriter warrants.

Common Stock

General. Holders of shares of common stock have the rights set forth in our Articles and Bylaws and the Act. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue.

Ranking. Our common stock, with respect to dividend rights, ranks (i) junior to the Series A-1 Preferred Stock and any other series of preferred stock that we may designate and issue that has dividend rights that are senior to our common stock, and (ii) pari passu with our Class C Preferred Stock. Our common stock, with respect to rights upon a liquidation, dissolution and winding up of the Company, ranks (i) junior to any indebtedness of the Company, the Series A-1 Preferred Stock and any other series of preferred stock that we may designate and issue that has liquidation rights that are senior to our common stock, and (ii) pari passu with our Class C Preferred Stock.

Dividends and Other Distributions. Subject to the preferential rights of any series of preferred stock having dividend rights that are senior to the common stock, including the Series A-1 Preferred Stock, the holders of shares of common stock are entitled to receive, when and if declared by our Board of Directors (“Board”), out of the assets of the Company which are legally available therefor, dividends payable in either in cash, in property or in shares of capital stock.

Voting. Each holder of common stock has one vote in respect of each share of common stock held by such holder of record on the books of the Company for the election of directors and on all matters submitted to a vote of the shareholders of the Company. Holders of common stock do not have cumulative voting rights. The holders of shares preferred stock and common stock vote together as a single class on all matters.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Company, after the payment of all of the Company’s debts and other liabilities and after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock, including the Series A-1 Preferred Stock, holders of the common stock are entitled to receive all of the remaining assets of the Company available for distribution to shareholders ratably in proportion to the number of shares of common stock held by such holders.

Conversion and Exchange Rights. Our common stock is not convertible into or exchangeable for any other shares of our capital stock.

Preemptive Rights. Holders of our common stock do not have any preemptive rights.

Redemption and Sinking Fund. We have no obligation or right to redeem our common stock, and there is no sinking fund that pertains to the common stock.

Fully Paid and Non-Assessable. The issued and outstanding shares of our common stock are fully paid and non-assessable.

Listing and Trading. Our common stock is listed for trading on The Nasdaq Global Market under the symbol “FUV.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc.

Preferred Stock

We are authorized, without any additional action by our shareholders, to issue shares of our preferred stock in one or more series, each with such designations, rights, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions as our Board may determine. The authority of our Board with respect to each such series includes, without limitation of the foregoing, the right to provide that the shares of each such series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company, (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange, and with such adjustments, if any, (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock and/or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as our Board deems advisable and as are not inconsistent with our Articles and Bylaws and the Act.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any accompanying prospectus supplements in articles of amendment to our Articles relating to that series. We will also incorporate by reference into the registration statement, of which this prospectus is a part, the form of any articles of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the accompanying prospectus supplement related to any series of preferred stock we may offer, as well as the complete articles of amendment that contains the terms of the applicable series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board determines the specific rights of the holders of the preferred stock. However, these effects might include restricting dividends on the common stock, diluting and/or adversely affecting the voting power of the common stock, impairing the liquidation rights of the common stock, delaying or preventing the completion of a merger, acquisition, tender offer or other takeover attempt and delaying or preventing the removal of management of the Company. Any such effects could, in turn, depress the trading price of our common stock. All shares of preferred stock offered will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise or exchange of any other securities described in this prospectus.

The transfer agent and registrar for the preferred stock will be set forth in an accompanying prospectus supplement.

The Act provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This statutory right is in addition to any voting rights that may be provided for in any applicable articles of amendment.

Series A-1 Preferred Stock

General. Holders of our shares of Series A-1 Preferred Stock have the rights set forth in our Articles, our Bylaws and the Act.

Ranking. Our Series A-1 Preferred Stock, with respect to dividend rights, ranks (i) junior to any other series of preferred stock that we may designate and issue that has dividend rights that are senior to our Series A-1 Preferred Stock, and (ii) senior to our Class C Preferred Stock, any other series of preferred stock that we may designate and issue that has dividend rights that are junior to our Series A-1 Preferred Stock and our common stock. Our Series A-1 Preferred Stock, with respect to rights upon a liquidation, dissolution and winding up of the Company, ranks (i) junior to any indebtedness of the Company and any other series of preferred stock that we may designate and issue that has liquidation rights that are senior to our Series A-1 Preferred Stock, and (ii) senior to our Class C Preferred Stock, any other series of preferred stock that we may designate and issue that has liquidation rights that are junior to our Series A-1 Preferred Stock and our common stock.

Dividends and Other Distributions. Holders of shares of Series A-1 Preferred Stock are entitled to receive, prior and in preference to any declaration or payment of any dividend on the Class C Preferred Stock and the common stock and pari passu with each other an amount equal to that paid on any other outstanding shares of capital stock of the Company, payable when, as, and if declared by our Board. Such dividends shall not be cumulative. Unless full dividends on the Series A-1 Preferred Stock for all past dividend periods and the then-current dividend period have been paid and an amount sufficient for the payment of such dividends have been set apart: (i) no dividend (other than a dividend payable solely in common stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock) may be paid or declared, and no distribution may be made, on any Class C Preferred Stock or common stock, and (ii) no shares of Class C Preferred Stock or common stock may be purchased, redeemed, or acquired by the Company and no funds may be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof, provided, however, that this restriction does not apply to the repurchase of shares of common stock held by employees, officers, directors, consultants or other persons performing services for the Company or any wholly-owned subsidiary of the Company that are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment.

Voting. Holders of shares of Series A-1 Preferred Stock are entitled to vote on all matters and are entitled to a number of votes equal to the number of votes that would be accorded to the largest number of whole shares of common stock into which such holder’s shares of Series A-1 Preferred Stock could then be converted, pursuant to the provisions of “Conversion and Exchange Rights” below, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Holders of Series A-1 Preferred Stock do not have cumulative voting rights. The holders of shares preferred stock and common stock vote together as a single class on all matters.

Liquidation Rights. The holders of Series A-1 Preferred are entitled to receive, prior and in preference to any distribution of any of the Company’s assets to the holders of the Class C Preferred Stock and common stock, an amount per share equal to the original issue price of that share for each then-outstanding share of Series A-1 Preferred Stock plus any declared but unpaid dividends on such share (together, the “Series A-1 Liquidation Amount”). If, upon the occurrence of any liquidation, dissolution or winding up of the Company, the assets thus distributed among the holders of Series A-1 Preferred is insufficient to permit the payment to such holders of the full Series A-1 Liquidation Amount, then the entire assets of the Company legally available for distribution will be distributed ratably among the holders of Series A-1 Preferred in the same proportion as the full preferential amount each such holder would otherwise be entitled to receive bears to the total of the full preferential amount that would otherwise be distributable to the holders of Series A-1 Preferred.

After payment in full of the Series A-1 Liquidation Amount, or after funds necessary for such payment have been set aside by the Company in trust for the account of holders of such shares so as to be available for such payment, holders of Series A-1 Preferred will not be entitled to any further participation in the distribution of the assets of the Company and will have no further rights of conversion, and the remaining assets available for distribution will be distributed among the holders of Class C Preferred Stock and common stock pro rata based on the number of shares of Class C Preferred Stock and common stock held by each.

Conversion and Exchange Rights. Each share of Series A-1 Preferred is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into a number of shares of common stock as is determined by dividing the original issue price of the share of Series A-1 Preferred Stock by the Series A-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series A-1 Conversion Price” of each share is initially equal to the original issue price of the share of Series A-1 Preferred Stock. The initial Series A-1 Conversion Price, and the rate at which shares of Series A-1 Preferred may be converted into shares of common stock, are subject to various adjustments set forth in our Articles. In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event (as defined in our Articles), the conversion rights of the Series A-1 Preferred Stock will terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A-1 Preferred Stock. No fractional shares of common stock will be issued upon conversion of the Series A-1 Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company will pay cash equal to such fraction multiplied by the fair market value of a share of common stock as determined in good faith by our Board.

Upon either (i) the closing of the sale of shares of common stock to the public at a price of at least $5.00 per share in a firm-commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $15,000,000 of proceeds, net of the underwriting discount and commissions, to the Company or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least fifty percent (50%) of the then outstanding shares of Series A-1 Preferred Stock, (a) all then-outstanding shares of Series A-1 Preferred Stock will automatically be converted into shares of common stock, at the then-effective conversion rate and (b) such shares may not be reissued by the Company.

Series A Preferred Stock is not exchangeable for any other shares of our capital stock.

Preemptive Rights. Holders of our Series A-1 Preferred Stock do not have any preemptive rights.

Redemption and Sinking Fund. We have no obligation or right to redeem our Series A-1 Preferred Stock, and there is no sinking fund that pertains to the Series A-1 Preferred Stock.

Fully Paid and Non-Assessable. The issued and outstanding shares of our Series A-1 Preferred Stock are fully paid and non-assessable.

Class C Preferred Stock

General. Holders of shares of Class C Preferred Stock have the rights set forth in our Articles and Bylaws and the Act.

Ranking. Our Class C Preferred Stock, with respect to dividend rights, ranks (i) junior to the Series A-1 Preferred Stock and any other series of preferred stock that we may designate and issue that has dividend rights that are senior to our Class C Preferred Stock, and (ii) pari passu with our common stock. Our Class C Preferred Stock, with respect to rights upon a liquidation, dissolution and winding up of the Company, ranks (i) junior to any indebtedness of the Company, the Series A-1 Preferred Stock and any other series of preferred stock that we may designate and issue that has liquidation rights that are senior to our Class C Preferred Stock, and (ii) pari passu with our common stock.

Dividends and Other Distributions. Subject to the preferential rights of any series of preferred stock having dividend rights that are senior to the Class C Preferred Stock, including the Series A-1 Preferred Stock, the holders of shares of the Class C Preferred Stock rank pari passu with our common stock and are entitled to receive, when and if declared by our Board, out of the assets of the Company which are legally available therefor, dividends payable in either in cash, in property or in shares of capital stock.

Voting. Each holder of Class C Preferred Stock has one vote in respect of each share of stock held by such holder of record on the books of the Company for the election of directors and on all matters submitted to a vote of shareholders of the Company. Holders of Class C Preferred Stock do not have cumulative voting rights. The holders of shares preferred stock and common stock vote together as a single class on all matters.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Company, after the payment of all of the Company’s debts and other liabilities and after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Company’s other classes and series of preferred stock, including the Series A-1 Preferred Stock, holders of the Class C Preferred Stock are entitled to receive all of the remaining assets of the Company of whatever kind available for distribution to shareholders pro rata with the holders of shares of common stock, treating for this purpose all such shares of Class C Preferred Stock as if they had been converted to common stock on a 1:1 basis immediately prior to such liquidation, dissolution or winding up of the Company.

Conversion and Exchange Rights. Our Class C Preferred Stock is convertible into shares of common stock only upon the effectiveness of articles of amendment to our Articles that increase in the number of authorized shares of our common stock in which event all then-outstanding shares of Class C Preferred Stock shall automatically be converted into shares of our common stock at the ratio of 1:1. Our Class C Preferred Stock is not otherwise convertible into or exchangeable for any other shares of our capital stock.

Preemptive Rights. Holders of our Class C Preferred Stock do not have any preemptive rights.

Redemption and Sinking Fund. We have no obligation or right to redeem our Class C Preferred Stock, and there is no sinking fund that pertains to the Class C Preferred Stock.

Fully Paid and Non-Assessable. The issued and outstanding shares of our Class C Preferred Stock are fully paid and non-assessable.

Certain provisions of Oregon law, our Articles and our Bylaws

Certain provisions of Oregon law and our Articles and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our Board. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly-held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;
●	when the shareholder became an interested shareholder, such shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or
●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and
●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our Board and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interests, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Governing Documents

Our Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Articles authorize our Board, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our Board is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.

●	No Cumulative Voting. Our Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our Board, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our Board may alter our Bylaws without obtaining shareholder approval.
●	Number of Directors. The number of directors on our Board, which may range from one to seven directors, may be changed by resolution of the Board without any further vote or action by our shareholders.
●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our Board resulting from death, resignation or removal will be filled by a majority of our Board then in office.

These provisions of Oregon law and our Articles and Bylaws could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise expressly stated in an accompanying prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

Any debt securities that we issue will be issued under an indenture that will be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939 (the “TIA”), which we select to act as trustee. A copy of the form of indenture (the “Indenture”) has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Indenture may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. Any debt securities that we issue will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to TIA, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.

The following description and any description in an accompanying prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any accompanying prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the accompanying prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

General

We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in an accompanying prospectus supplement relating to that series, which we will file with the SEC. Please read the accompanying prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

●	the title of the debt securities of the series;
●	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;
●	any limit on the aggregate principal amount of that series of debt securities;
●	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;
●	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;
●	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
●	the date or dates on which we will pay the principal of the debt securities of the series;
●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;
●	the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;
●	if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;
●	if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;
●	the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;
●	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;
●	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000 in excess thereof;
●	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

●	whether any fully regulated debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
●	the trustee for the debt securities;
●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;
●	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;
●	any events of default, if not otherwise described below under “—Events of Default” and any change to the right of the holders to declare the principal of any debt securities due and payable;
●	if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
●	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;
●	any listing of the debt securities on any securities exchange;
●	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;
●	if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;
●	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;
●	additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and
●	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any accompanying prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the accompanying prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the accompanying prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the accompanying prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in an accompanying prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the accompanying prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or
●	register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the accompanying prospectus supplement.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;
●	a “banking organization” within the meaning of the New York Banking Law;
●	a member of the Federal Reserve System;
●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case in which a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of such event, as the case may be, or
●	an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The accompanying prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, which may be mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the accompanying prospectus supplement, references in this prospectus and any accompanying prospectus supplement to the conversion or exchange of debt securities of any series for our common stock or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Merger, Consolidation and Transfer of Assets

Unless otherwise specified in the accompanying prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate or merge with another person (whether or not we are the surviving corporation), or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of the property and assets of us and our subsidiaries taken as a whole, to another person unless:

●	we shall be the continuing entity or the resulting, surviving or transferee person shall (i) be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and (ii) shall expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

●	immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both would become an event of default under the Indenture, shall exist; and
●	the Trustee shall have received the officers’ certificate and opinion of counsel called for by the Indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the accompanying prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

●	default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;
●	default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);
●	default in the performance or breach of any covenant (other than those events defaults referenced in the first and second bullet points above) for the benefit of the holders of the debt securities of a series for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;
●	specified events of bankruptcy, insolvency or reorganization with respect to us; or
●	any other event of default established for the debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the Indenture and, if specified in the accompanying prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The Indenture also provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

The Indenture also provides that if an event of default (other than an event of default specified in the fourth and fifth bullet points of the third preceding paragraph) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default specified in the fourth and fifth bullet points of the third preceding paragraph occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

Subject to the provisions of the TIA requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

●	the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;
●	the holders of more than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;
●	the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;
●	the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and
●	no direction inconsistent with such written request is given to the Trustee during such 90 day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

From time to time, we and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the accompanying prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

●	change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;
●	reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;
●	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;
●	waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);
●	change any place where or the currency in which debt securities are payable;
●	make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or
●	waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.

From time to time, we and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:

●	to cure any ambiguity, defect or inconsistency;
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;
●	to add any additional events of default with respect to all or any series of debt securities;
●	to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;
●	to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any debt securities outstanding on the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date of such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

●	to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders’ rights under the Indenture in any material respect;
●	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;
●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;
●	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;
●	to add additional guarantors or obligors under the Indenture; or
●	to conform any provision of the Indenture or any debt securities or security documents to the description thereof reflected in any prospectus (including this prospectus), accompanying prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or security documents.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts, if any, and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when

●	either:
o	all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or
o	all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
●	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we are a party or by which we are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	we have paid or caused to be paid all sums payable by us under the Indenture; and
●	we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

Unless otherwise provided in the accompanying prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations discharged with respect to the outstanding debt securities of such series (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:

●	rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;
●	our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;
●	the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us in connection therewith; and
●	the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default will no longer constitute an event of default with respect to the debt securities of such series. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

●	we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;
●	in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:
o	we have received from, or there has been published by, the Internal Revenue Service a ruling; or
o	since the date of the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

●	in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
●	no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
●	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
●	we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and
●	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the debt securities of such series when due, then our obligations and the obligations of our subsidiaries, if applicable, under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Stock

If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

●	The offering price, if any;
●	If applicable, the designation and terms of any preferred stock purchasable upon exercise of preferred stock warrants;
●	The number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
●	The dates on which the right to exercise the stock warrants begins and expires;
●	U.S. federal income tax consequences;
●	Call provisions, if any;
●	The currencies in which the offering price and exercise price are payable; and
●	If applicable, the antidilution provisions of the stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Warrants to Purchase Capital Stock

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of Common Stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Shareholders

Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as shareholders with respect to any meeting of shareholders or to exercise any rights whatsoever as our shareholders.

Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:

●	The offering price, if any;
●	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;
●	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;
●	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;
●	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;
●	The dates on which the right to exercise the debt warrants begins and expires;
●	U.S. federal income tax consequences;
●	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
●	The currencies in which the offering price and exercise price are payable; and
●	If applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS

We may issue or distribute rights to our shareholders for the purchase of shares of our common stock, preferred stock or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferrable by the shareholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:

●	in the case of a distribution of rights to our shareholders, the date for determining the shareholders entitled to the rights distribution;
●	in the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholder;
●	the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of such rights and the exercise price;
●	the aggregate number of rights being issued;
●	the extent to which the rights are transferrable;
●	the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;
●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
●	a discussion of material federal income tax considerations;
●	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and
●	if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.

Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.

Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase common stock or preferred stock are exercised, the holders of the any rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

●	The terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	A description of the terms of any unit agreement governing the units; and
●	A description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, through broker-dealers, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
●	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a “best efforts” basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, then we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in an accompanying prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock which is listed on The Nasdaq Global Market under the symbol “FUV,” will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the accompanying prospectus supplement.

Any underwriters, dealers and agents, and their associates and affiliates may engage in transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business for which they receive compensation. We will describe in an accompanying prospectus supplement the identity of any such underwriters, dealers and agents and the nature of any such relationships. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

The anticipated date of delivery of offered securities will be set forth in the accompanying prospectus supplement relating to each offer.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital and general corporate purposes. Additional details regarding the use of the net proceeds from any particular sale of our securities will be set forth in an accompanying prospectus supplement. Pending their use, we intend to invest the net proceeds from the sale of our securities in high-quality, short-term, interest-bearing securities.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP.

EXPERTS

The financial statements of Arcimoto, Inc. as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 have been incorporated by reference herein in reliance upon the report of dbbmckennon, independent registered public accounting firm, incorporated by reference herein, and upon the authority of this firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our common stock is listed on The Nasdaq Global Market under the symbol “FUV.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.arcimoto.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-38213.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, as amended April 5, 2021;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 17, 2021, August 16, 2021 and November 15, 2021, respectively;
●	those portions of our for our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders filed with the SEC on April 29, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;
●	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 8, 2021, January 8, 2021, January 22, 2021, January 25, 2021, January 25, 2021, January 25, 2021, February 8, 2021, February 9, 2021, March 31, 2021, April 6, 2021, April 20, 2021, April 21, 2021, April 22, 2021, May 17, 2021, June 15, 2021, August 16, 2021, August 17, 2021, August 20, 2021, October 12, 2021, October 13, 2021, November 8, 2021, November 15, 2021 and November 22, 2021, in each case only to the extent filed and not furnished; and
●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 21, 2017, under the Exchange Act, as supplemented and updated by the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.arcimoto.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

(541) 683-6293

$10,000,000 Aggregate Principal Amount of Senior Secured Convertible Notes

2,000,000 Shares of Common Stock Underlying the Senior Secured Convertible Notes (or up to 4,831,000 Shares Assuming All Amortization Payments Are Made in Common Stock)

Warrants to Purchase 500,000 Shares of Common Stock

500,000 Shares of Common Stock Underlying the Warrants to Purchase Common Stock

PROSPECTUS SUPPLEMENT

August 31, 2022